China Fire Announces Strategic Investment in a Chinese Fire Emergency Monitoring Company

Investment May Lead to Service Business and Provide Future Sales and Acquisition Opportunities

Beijing, July 18 -- China Fire & Security Group, Inc. (NASDAQ: CFSG) (“China Fire” or “the Company”), a leading industrial fire protection products and solutions provider in China, today announced that the Company has made a strategic investment into Wan Sent (China) Technology Co., Ltd. (“Wan Sent”), an emerging Chinese fire emergency remote-monitoring system provider based in Beijing.

Founded in 2005, Wan Sent is an emerging services provider of fire emergency monitoring systems, deployed in the residential, commercial and industrial buildings. Wan Sent’s core product is an internet based monitoring system, which alerts the Fire Protection Bureau to dispatch related fire extinguishing teams to a customer site in case of a fire emergency. Consisting of integrated hardware and software systems, Wan Sent’s solutions act as a supplementary service to customers to ensure a rapid and accurate response and protect customer’s valuable assets in case of a fire emergency. China Fire has decided to invest $1 million in cash into Wan Sent for a minority interest. Ms. Tieying Guo, Director of the Company and President of Sureland, is a major shareholder of Wan Sent.

“Currently, there is no fire emergency monitoring services in China. People need to physically call the Fire Protection Bureau if there is an emergency. Wan Sent’s products represent the next generation of monitoring systems for buildings and serve as a valuable service to customers while providing a high return on investment,” commented Brian Lin, Chief Executive Officer of China Fire & Security Group, Inc. “Assuming only a modest penetration of Wan Sent’s products in the market, the potential market of Wan Sent’s services could be as high as several hundred million dollars per year in the future based on it’s business model of charging clients an annual recurring service fee.”

“With China Fire committing to this first strategic investment, we have the opportunity to work closely with Wan Sent to help establish the market, while also potentially capturing a portion of the high margin sale for China Fire, as we add Wan Sent’s products to our industry leading end-to-end fire protection solutions for customers,” further commented Mr. Lin. “Additionally, we are providing China Fire with a low risk and high reward opportunity to later acquire the invested company, if Wan Sent’s services are rapidly adopted in the market place. We look forward to providing investors with an update on the progress of Want Sent’s business, as both industry and government drivers are forcing clients to proactively address deficiencies in their current fire protection systems.”

China Fire & Security Group, Inc., through its wholly owned subsidiaries, Sureland Industrial Fire Safety Limited (“Sureland”) and Sureland Industrial Fire Equipment (Beijing) Limited (“Sureland Equipment”), is engaged primarily in the design, development, manufacture and sale in China of a variety of fire safety products for the industrial fire safety market and the design and installation of industrial fire safety systems in which it uses its own fire safety products. It also provides maintenance services for customers of its industrial fire safety systems.

Headquartered in Beijing with over 30 sales and project offices throughout China, Sureland markets its industrial fire safety products and systems primarily to major companies in the iron and steel, power and petrochemical industries in China. It is developing and expanding its business in other industrial sectors including transportation, wine and tobacco, vessels, nuclear energy, and public space markets.

Cautionary Statement Regarding Forward Looking Information

This presentation may contain forward-looking information about China Fire & Security Group, Inc. and its wholly owned subsidiary Sureland which are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward- looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Fire & Security Groups' future performance, operations and products. This and other “Risk Factors” contained in China Fire & Security Groups' public filings with the SEC.

For more information, please contact:

Investors:
Matt Hayden,
HC International
Tel: +1-858-704-5065

China Fire & Security Group, Inc.:
Brian Lin, CEO
Tel: +86-10-8589-7509